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                                                                      EXHIBIT 32


                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


         In connection with the Quarterly Report of Majestic Investor Holdings, LLC and Majestic Investor Capital Corp. (collectively, the "Registrant") on Form 10-Q for the quarter ending June 30, 2003 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), the undersigned, Chairman, President and Chief Executive Officer, and Vice President and Chief Financial Officer, of Majestic Investor Holdings, LLC and Majestic Investor Capital Corp., certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

         (1) The Report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

         (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.



By:         /s/ Don H. Barden
         -----------------------------------------------------
         Don H. Barden, Member, Chairman, President
         and Chief Executive Officer
         Majestic Investor Holdings, LLC and
         Majestic Investor Capital Corp.
         August 14, 2003




By:         /s/ Jon S. Bennett
         -----------------------------------------------------
         Jon S. Bennett, Vice President and Chief
         Financial Officer
         Majestic Investor Holdings, LLC and
         Majestic Investor Capital Corp.
         August 14, 2003